               Consent of Independent Certified Public Accountants



The Board of Directors
The TravelersLife and Annuity Company

We consent to the use of our reports included herein or incorporated herein by reference and to the reference to our firm as experts under the heading "Independent Accountants."


KPMG LLP


Hartford, Connecticut
April 21, 1999